AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 3rd day of July, 2008, to the Custody Agreement, dated as of June 6, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit T, the funds and fees of Davidson Multi-Cap Core Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/Douglas G. Hess	By: /s/Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy
Title: President	Title: Vice President

Davidson

Exhibit T
to the
Separate Series of Advisors Series Trust Custody Agreement
Davidson Investment Advisors, Inc.

Name of Series                                                                                                           Date Added
Davidson Multi-Cap Core Fund                                                                             on or after June 11, 2008

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at June, 2008

Annual Fee Based Upon Market Value Per Fund*
[___] basis point on average daily market value
Minimum annual fee per fund - $[______]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[____] per book entry DTC transaction
$[____] per principal paydown
$[____] per short sale
$[____] per US Bank repurchase agreement transaction
$[____] per option/future contract written, exercised or expired
$[____] per book entry Federal Reserve transaction
$[____] per mutual fund trade
$[____] per physical transaction
$[____] per disbursement (waived if U.S. Bancorp is Administrator)
$[____] per Fed Wire
$[____] per margin variation Fed wire
$[____] per segregated account per year

• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus [____].

Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the custody fee schedule above
DAVIDSON INVESTMENT ADVISORS, INC.

By:   /s/Andrew Davidson

Printed Name:   Andrew Davidson

Title:   President                  Date:   7/2/2008

Davidson

Exhibit T (continued)
to the
Separate Series of Advisors Series Trust Custody Agreement

Multiple Series Trust Davidson - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at June, 2008
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[____] per year per domestic fund (total fee for all service lines)
• $[____] per year per load fund or international fund (in addition to Fund CCO fee)
• $[____] per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the custody fee schedule above
DAVIDSON INVESTMENT ADVISORS, INC.

By:   /s/Andrew Davidson

Printed Name:   Andrew Davidson

Title:   President                  Date:   7/2/2008

Davidson